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                                                                    EXHIBIT 99.1

                           CERULEAN COMPANIES, INC.          /X/ Please mark
                            a Georgia corporation                your choice
                       CLASS A CONVERTIBLE COMMON STOCK             as this
                                 No Par Value

                      TO: SUNTRUST ATLANTA, ESCROW AGENT

Mark an "X" in the
 appropriate box     The undersigned has received the Prospectus of Cerulean
     YES             Companies, Inc. (the "Company") dated ________, 1996 and
     / /             elects:

                     YES: To accept the offer described in the Prospectus to receive 5 shares of Class A Convertible Common Stock of the Company (the "Shares").

      NO
     / /             NO: Not to accept such offer.


                                                I have read the information on
                                                the reverse side of this card.



                                                Signature(s)
                                                             ------------------
                                                Please sign this card exactly
                                                as your name appears in the
                                                lower left hand corner.


THIS OFFER ENDS AT 5:00 P.M. ATLANTA TIME ON _______________, 1996. IF THIS FORM, PROPERLY EXECUTED, IS NOT RECEIVED BY THE ESCROW AGENT BY THAT TIME THE OFFER WILL BE CONSIDERED REJECTED BY YOU AND THE SHARES WILL BE RETURNED BY THE ESCROW AGENT TO THE COMPANY FOR CANCELLATION.

                         (CONTINUED ON REVERSE SIDE.)


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IN MAKING MY DECISION I HAVE CONSIDERED THE INFORMATION CONTAINED IN THE
PROSPECTUS, INCLUDING THE INFORMATION CONCERNING INCOME TAX UNDER "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" THEREIN.

I understand that the shares of Class A Stock are subject to restrictions on their transfer (as described in the Prospectus in "Risk Factors - Prohibitions on Transfer; Lack of Liquidity" and in "Description of Capital Stock - Class A Stock - Restrictions on Transfer; Right of First Refusal" at and that I cannot sell, pledge, or otherwise dispose of the Shares under any circumstances except as described in the Prospectus and then only as described in the Prospectus.

I represent that I have no present intent to transfer, pledge, distribute or otherwise dispose of the Shares and am receiving them with the intent to hold them for investment and with no intent for their further distribution. I understand that the Company is relying on this statement of intent in the Company's actions in complying with applicable securities laws.